SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2010

General Automotive Company

(Exact name of registrant as specified in its charter)

Nevada	333-137755	20-3893833
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5422 Carrier Drive, Suite 309 , Orlando, FL	32819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 407 363-5633

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2010, General Automotive Company (the “Company”), a Nevada Corporation and S.P.E.C., Inc. (SPEC), an Alabama Corporation, entered an Asset Purchase Agreement, executed February 3, 2010 by and between the Company and SPEC. The consideration to be paid by the Company for the Acquired Assets of SPEC will be $2,065,000 cash and common stock equivalent to $750,000. The transaction is scheduled to close on or before April 15, 2010.

The foregoing descriptions of the agreements are qualified in their entirety by reference to the agreements thereof, which are attached hereto in Exhibit 10.1 for Asset Purchase Agreement between General Automotive Company and S.P.E.C., Inc., and incorporated, herein by reference.

SECTION 9

Item 9.01

Exhibit. Number	Description of Exhibit

10.1	Asset Purchase Agreement, dated February 3, 2010, between General Automotive Company and S.P.E.C., Inc.

99.1	Press Release Announcing Agreement by and between General Automotive Company and S.P.E.C., Inc. for Purchase of Assets Agreement, dated February 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Automotive Company

/S/ SHAWN POWELL JOSEPH
Shawn Powell Joseph

Date: February 4, 2010